CILCORP INC. AND SUBSIDIARIES                                                                                              Exhibit A
CONSOLIDATING BALANCE SHEET                                                                                             Page 1 of 10
DECEMBER 31, 1999
(Thousands of Dollars)

                          CIM         CVI       QST                      CONSOL.         TOTAL         CILCO       CONSOL.  CILCORP
                         CONSOL.     CONSOL.   CONSOL.      CILCORP      ADJUST.         NONUTIL       CONSOL.     ADJUST.   CONSOL.
Current Assets               160     5,467       18,564        31,173      (40,450)       14,914       164,627               179,541
Investment in CILCO                                           334,165                    334,165                 (334,165)         0
Investment in CIM                                              18,919      (18,919)            0                                   0
Investment in CVI                                               1,081       (1,081)            0                                   0
Investment in QST                                              15,397      (15,397)            0                                   0
Inv & Other Property     157,302       351       10,978        (2,000)                   166,631         4,285               170,916
Property, Plant & Equip                 29                        269                        298       862,579               862,877
Other Assets                 108                              614,722      (22,000)      592,830        24,789               617,619
  Total Assets           157,570     5,847       29,542     1,013,726      (97,847)    1,108,838     1,056,280   (334,165) 1,830,953


Current Liabilities        8,597     2,894       16,672        60,890      (40,450)       48,603       153,561               202,164
Long-Term Debt            23,326                              492,500      (22,000)      493,826       237,934               731,760
Deferred Credits         106,728     1,875       (2,527)       (7,755)                    98,321       264,500               362,821
Preferred Stock                                                                                0        66,120                66,120
Common Stock               5,822     7,254       84,645       468,833      (97,721)      468,833       212,661   (212,661)   468,833
Retained Earnings         13,097    (6,176)     (69,248)         (742)      62,324          (745)      121,504   (121,504)     (745)
Tot Liab & Stckhldrs Eq  157,570     5,847       29,542     1,013,726      (97,847)    1,108,838     1,056,280   (334,165) 1,830,953

CILCORP INVESTMENT MANAGEMENT INC. AND SUBSIDIARIES                                                       Exhibit A
CONSOLIDATING BALANCE SHEET                                                                             Page 2 of 10
DECEMBER 31, 1999
(Thousands of Dollars)

                                                   CLM       CIM ENERGY      CIM           CIM AIR      CONSOL.       CIM
                                          CIM     CONSOL.      INV          LEASING       LEASING       ADJ.          CONSOL.
Current Assets                            6,349         7                      4,488                    (10,684)          160
Investment in CLM                        11,687                                                         (11,687)            0
Investment in CIM ENERGY                    141                                                            (141)            0
Investment in CIM LEASING                 5,088                                                          (5,088)            0
Investment in CIM AIR LEASING             3,524                                                          (3,524)            0
Investments and Other Property            6,869   114,726        1,342        19,322       15,043                     157,302
Other Assets                             19,862                                  110                    (19,864)          108
  Total Assets                           53,520   114,733        1,342        23,920       15,043       (50,988)      157,570

Current Liabilities                      11,224     9,589          148           441         (395)      (12,410)        8,597
Long-Term Debt                           23,327    12,000                     10,348       (4,211)      (18,138)       23,326
Deferred Credits                             50    81,457        1,053         8,043       16,125                     106,728
Common Stock                              5,822         1            1             1            1            (4)        5,822
Retained Earnings                        13,097    11,686          140         5,087        3,523       (20,436)       13,097
  Tot Liab & Stckhldrs Equity            53,520   114,733        1,342        23,920       15,043       (50,988)      157,570

CILCORP LEASE MANAGEMENT INC. AND SUBSIDIARIES                                                                   Exhibit A
CONSOLIDATING BALANCE SHEET                                                                                      Page 3 of 10
DECEMBER 31, 1999
(Thousands of Dollars)

                                                                                                         CONSOL.       CLM
                                                        CLM         CLM 4      CLM 6        CLM 7 & 8    ADJ.         CONSOL.
Current Assets                                           8,909                                            (8,902)            7
Investment in CLM 4                                      3,572                                            (3,572)            0
Investment in CLM 6                                     10,519                                           (10,519)            0
Investment in CLM 7 & 8                                  1,875                                            (1,875)            0
Investments and Other Property                          22,312    20,525       52,034        19,855                    114,726
Other Assets                                             7,911                                            (7,911)            0
  Total Assets                                          55,098    20,525       52,034        19,855      (32,779)      114,733


Current Liabilities                                      8,876       276        9,292           327       (9,182)        9,589
Long-Term Debt                                          12,000     6,517        4,334        (3,220)      (7,631)       12,000
Deferred Credits                                        22,535    10,160       27,889        20,873                     81,457
Preferred Stock                                                                                                              0
Common Stock                                                 1         1            1             2           (4)            1
Retained Earnings                                       11,686     3,571       10,518         1,873      (15,962)       11,686
  Total Liabilities and Stockholder's Equity            55,098    20,525       52,034        19,855      (32,779)      114,733

CILCORP VENTURES INC. AND SUBSIDIARIES                                                              Exhibit A
CONSOLIDATING BALANCE SHEET                                                                         Page 4 of 10
DECEMBER 31, 1999
(Thousands of Dollars)
                                                                                             CONSOL.        CVI
                                                         CVI      ARDC         CESI           ADJ.          CONSOL.
Current Assets                                           1,098     1,936        3,517        (1,084)       5,467
Investment in ARDC                                          41                                  (41)           0
Investment in CESI                                         836                                 (836)           0
Investments and Other Property                             311        40                                     351
Other Assets                                                                       29                         29
  Total Assets                                           2,286     1,976        3,546        (1,961)       5,847


Current Liabilities                                      1,264         4        2,710        (1,084)       2,894
Long-Term Debt                                                                                                 0
Deferred Credits                                           (59)    1,934                                   1,875
Preferred Stock                                                                                                0
Common Stock                                             7,254        57        5,420        (5,477)       7,254
Retained Earnings                                       (6,173)      (19)      (4,584)        4,600       (6,176)
  Total Liabilities and Stockholder's Equity             2,286     1,976        3,546        (1,961)       5,847

CILCORP QST INC. AND SUBSIDIARIES                                                                                Exhibit A
CONSOLIDATING BALANCE SHEET                                                                                      Page 5 of 10
DECEMBER 31, 1999
(Thousands of Dollars)
                                                                              QST
                                                         QST       QST        ENERGY       CILCORP       CONSOL.      QST
                                                    ENTERPRISES   ENERGY      TRADING      INFRASERVICES ADJ.         CONSOL.
Current Assets                                          17,275    17,662        3,782           895      (21,050)       18,564
Investment in QST Energy                                 2,353                                            (2,353)            0
Investment in QST Energy Trading                                  (1,322)                                  1,322             0
Investment in Cilcorp Infraservices                        634                                              (634)            0
Investments and Other Property                          10,978                                                          10,978
Other Assets                                                                                                                 0
  Total Assets                                          31,240    16,340        3,782           895      (22,715)       29,542


Current Liabilities                                     15,494    16,644        5,323           261      (21,050)       16,672
Long-Term Debt                                                                                                               0
Deferred Credits                                           349    (2,657)        (219)                                  (2,527)
Preferred Stock                                                                                                              0
Common Stock                                            84,645    32,650       16,100           403      (49,153)       84,645
Retained Earnings                                      (69,248)  (30,297)     (17,422)          231       47,488       (69,248)
  Total Liabilities and Stockholder's Equity            31,240    16,340        3,782           895      (22,715)       29,542

CILCORP INC. AND SUBSIDIARIES                                                                                            Exhibit A
CONSOLIDATING STATEMENT OF INCOME                                                                                       Page 6 of 10
FOR YEAR ENDED DECEMBER 31, 1999
(Thousands of Dollars Except Per Share Amounts)

                                   CIM         CVI            QST         CONSOL.      TOTAL        CILCO          CONSOL.  CILCORP
                       CILCORP     CONSOL.     CONSOL.        CONSOL.     ADJUST.     NONUTIL       CONSOL.          ADJ.    CONSOL.
Revenue
  Electric                                                                                    0       372,714               372,714
  Gas                                                                                         0       180,760               180,760
  Other Businesses       26,588     5,828       12,695         3,073      (37,455)       10,729        16,647                27,376
    Total                26,588     5,828       12,695         3,073      (37,455)       10,729       570,121          0    580,850

Operating Expenses
  Fuel for Gen & Purch Power                                                                  0       137,999               137,999
  Gas Purch for Resale                          13,022                                   13,022        99,293               112,315
  Other Oper & Maint     12,996       269          258         2,655      (11,048)        5,130       173,480               178,610
  Depreciation and Amort  3,043        11            1                                    3,055        67,191                70,246
  Tax, Other than Inc Tax    15        13           10                                       38        40,270                40,308
    Total                16,054       293       13,291         2,655      (11,048)       21,245       518,233          0    539,478
Fixed Charges and Other
  Interest Expense       13,768     2,746           22                     (2,952)       13,584        23,384                36,968
  Pfd Stock Div  of Sub                                                                       0         3,208                 3,208
  AFUDC                                                                                       0          (158)                 (158)
  Other                                                                                       0         1,037                 1,037
    Total                13,768     2,746           22             0       (2,952)       13,584        27,471          0     41,055
Income Before Income Tax (3,234)    2,789         (618)          418      (23,455)      (24,100)       24,417          0        317
Income Taxes             (7,161)     (947)        (293)          187                     (8,214)        8,376                   162
   Net Inc from Cont Oper
   Before Extra. Item     3,927     3,736         (325)          231      (23,455)      (15,886)       16,041          0        155
Income (Loss) from
Operations of Discont
Bus, Net of Tax of $(361)                                       (620)                      (620)                               (620)
 Net Income Available
   for Common Stock       3,927     3,736         (325)         (389)     (23,455)      (16,506)       16,041          0       (465)

Other Comprehensive Income                                                                                785       (785)         0
Comprehensive Income                                                                                   16,826       (785)      (465)

Average Common Shares Outstanding (000)                                                                                           0
Total Net Income per Average Common share                                                                                      0.00
Dividends Per Common Share                                                                                                     2.46

CILCORP INVESTMENT MANAGEMENT INC. AND SUBSIDIARIES                                                        Exhibit A
CONSOLIDATING INCOME STATEMENT                                                                             Page 7 of 10
FOR YEAR ENDED DECEMBER 31, 1999
(Thousands of Dollars)
                                               CLM       CIM ENERGY      CIM           CIM AIR      CONSOL.       CIM
                                    CIM        CONSOL.      INV          LEASING       LEASING      ADJ.          CONSOL.
Revenue
  Leveraged Lease Income                       5,869                        884            8                       6,761
  Interest Income                    2,198         1                                                (2,199)            0
  Other Income                       2,894                    452          (510)                    (3,769)         (933)
    Total Revenue                    5,092     5,870          452           374            8        (5,968)        5,828

Expenses
  Operating Expenses                   235        15           21             9                                      280
  Taxes, Other than Income Taxes         6         7                                                                  13
  Interest Expense                   2,931     1,532           73           655         (246)       (2,199)        2,746
    Total Expenses                   3,172     1,554           94           664         (246)       (2,199)        3,039

Income Before Income Taxes           1,920     4,316          358          (290)         254        (3,769)        2,789
Income Taxes                        (1,816)    1,650          143        (1,024)         100                        (947)
Net Income Including Minority Int    3,736     2,666          215           734          154        (3,769)        3,736
Minority Interest                                  0                                                                   0
Net Income                           3,736     2,666          215           734          154        (3,769)        3,736

CILCORP LEASE MANAGEMENT INC. AND SUBSIDIARIES                                                                   Exhibit A
CONSOLIDATING INCOME STATEMENT                                                                                   Page 8 of 10
FOR YEAR ENDED DECEMBER 31, 1999
(Thousands of Dollars)
                                                                                                         CONSOL.      CLM
                                                         CLM      CLM 4       CLM 6        CLM 7 & 8     ADJ.         CONSOL.
Revenue
  Leveraged Lease Income                                           1,502        4,367                                    5,869
  Interest Income                                        1,276                                            (1,275)            1
  Other Income                                           2,821                                            (2,821)            0
    Total Revenue                                        4,097     1,502        4,367             0       (4,096)        5,870

Expenses
  Operating Expenses                                         0         8           (6)           20                         22
  Interest Expense                                       1,532       543          987          (255)      (1,275)        1,532
    Total Expenses                                       1,532       551          981          (235)      (1,275)        1,554

Income Before Income Taxes                               2,565       951        3,386           235       (2,821)        4,316
Income Taxes                                              (101)      373        1,285            93                      1,650
Net Income Including Minority Interest                   2,666       578        2,101           142       (2,821)        2,666
Minority Interest                                            0                                                               0
Net Income                                               2,666       578        2,101           142       (2,821)        2,666

CILCORP VENTURES INC. AND SUBSIDIARIES                                                              Exhibit A
CONSOLIDATING INCOME STATEMENT                                                                      Page 9 of 10
FOR YEAR ENDED DECEMBER 31, 1999
(Thousands of Dollars)
                                                                                              CONSOL.     CVI
                                                         CVI          ARDC      CESI           ADJ.       CONSOL.
Revenue
  Leveraged Lease Income                                                                                       0
  Interest Income                                           24         2           19           (24)          21
  Other Income                                            (288)                12,674           288       12,674
    Total Revenue                                         (264)        2       12,693           264       12,695

Expenses
  Operating Expenses                                        63         6       13,222                     13,291
  Interest Expense                                          22                     24           (24)          22
    Total Expenses                                          85         6       13,246           (24)      13,313

Income Before Income Taxes                                (349)       (4)        (553)          288         (618)
Income Taxes                                               (24)       (2)        (267)                      (293)
Net Income Including Minority Interest                    (325)       (2)        (286)          288         (325)
Minority Interest                                                                                              0
Net Income                                                (325)       (2)        (286)          288         (325)

CILCORP QST INC. AND SUBSIDIARIES                                                                                Exhibit A
CONSOLIDATING INCOME STATEMENT                                                                                   Page 10 of 10
FOR YEAR ENDED DECEMBER 31, 1999
(Thousands of Dollars)
                                                                                 QST
                                                   QST              QST          ENERGY       CILCORP       CONSOL.      QST
                                                   ENTERPRISES     ENERGY       TRADING      INFRASERVICES   ADJ.       CONSOL.
Revenue
  Leveraged Lease Income                                                                                                     0
  Interest Income                                                                                                            0
  Other Income                                                                                3,073                      3,073
    Total Revenue                                            0         0            0         3,073            0         3,073

Expenses
  Operating Expenses                                                                          2,655                      2,655
  Taxes, Other than Income Taxes                                                                                             0
  Interest Expense                                                                                                           0
    Total Expenses                                           0         0            0         2,655            0         2,655

Income Before Income Taxes                                   0         0            0           418            0           418
Income Taxes                                                                                    187                        187
Net Income Including Minority Interest                       0         0            0           231            0           231
Minority Interest                                            0                                                               0
Net Income                                                   0         0            0           231            0           231